FOURTHAMENDMENT TO

LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of March 24, 2006, is entered into between HOWARD SHAO (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

A. The Borrower and the Lender have entered into a LOAN AGREEMENT dated as of August 31, 2000, (the “Loan Agreement”). Capitalized terms used herein have the meanings given to them in the Loan Agreement unless otherwise specified.

B. The Borrower has requested that the Lender amend the payment provisions of the Loan Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Payments on the Loan Agreement will be amended as follows:

a.	On or before March 30, 2006 Borrower will pay interest of $10,000.00.

b.	On June 30, 2006 Borrower will pay principal of $92,345.22 plus accrued interest of $22,751.39.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

Naturade, Inc.

/s/Stephen M. Kasprisin_
Stephen M. Kasprisin
Chief Financial Officer

/s/Howard Shao
Howard Shao